SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2004

AXIS CAPITAL HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)
Bermuda	001-31721	98-0395986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

106 Pitts Bay Road Pembroke, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 441-296-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01             Entry into a Material Definitive Agreement

On November 15, 2004, AXIS Capital Holdings Limited (the “Company”), completed its previously announced public offering of $500 million aggregate principal amount of 5.75% Senior Notes due 2014 (the “Notes”).  The Company entered into an Underwriting Agreement (a copy of which is attached to this Form 8-K and filed herewith as Exhibit 1.1) dated November 9, 2004 (the “Underwriting Agreement”), between the Company and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters named in the Underwriting Agreement, relating to the issue and sale by the Company of the Notes. The Notes were issued under a Senior Indenture (a copy of which is attached to this Form 8-K and filed herewith as Exhibit 4.1) dated as of November 15, 2004, which the Company entered into with The Bank of New York, as Trustee and a First Supplemental Indenture (a copy of which is attached to this Form 8-K and filed herewith as Exhibit 4.2) dated as of November 15, 2004, which the Company entered into with The Bank of New York, as Trustee.

The Notes were initially offered by the underwriters at a price of 99.785% of their principal amount and, unless previously redeemed, will mature on December 1, 2014.  The sale of the Notes resulted in net proceeds to the Company of approximately $495.675 million.  The Company will use the net proceeds from the sale of the Notes for general corporate purposes. The Notes were registered under the Securities Act of 1933, as amended, pursuant to the registration statement on Form S-3 (Registration Statement No. 333-118023) of the Company (the “Registration Statement”).

This Current Report on Form 8-K is being filed for the purpose of filing the attached documents in connection therewith as exhibits to the Registration Statement, which was filed with the Securities and Exchange Commission on August 6, 2004, and pre-effective amendment no. 1 thereto, dated August 26, 2004, and became effective on August 27, 2004, and such exhibits are hereby incorporated by reference into the Registration Statement.

Certain of the underwriters and their respective affiliates have performed investment banking and advisory services for the Company and its subsidiaries from time to time for which they have received customary fees and expenses.  The Company has also entered into investment management agreements with affiliates of Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC. JPMorgan Chase Bank, an affiliate of J.P. Morgan Securities Inc., is administrative agent and a lender for the Company’s $750 million credit facility.  In addition, affiliates of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Wachovia Capital Markets, LLC, Barclays Capital Inc., Calyon Securities (USA) Inc. and HSBC Securities (USA) Inc. are lenders under the Company’s credit facility.

Item 9.01.              Financial Statements and Exhibits

(c)                           Exhibits.

1.1                 Underwriting Agreement, dated November 9, 2004, by and among the Company, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Representatives of the Underwriters named in Schedule I thereto.

4.1                 Senior Indenture, dated as of November 15, 2004, between the Company and The Bank of New York, as Trustee.

4.2                 First Supplemental Indenture, dated as of November 15, 2004, to the Senior Indenture, dated as of November 15, 2004, between the Company and The Bank of New York, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2004	AXIS CAPITAL HOLDINGS LIMITED
	By:	/s/ Carol S. Rivers
Carol S. Rivers
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1

Underwriting Agreement, dated November 15, 2004, by and among the Company, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Representatives of the Underwriters named in Schedule I thereto.

4.1	Senior Indenture, dated as of November 15, 2004, between the Company and The Bank of New York, as Trustee.
4.2	First Supplemental Indenture, dated as of November 15, 2004, to the Senior Indenture, dated as of November 15, 2004, between the Company and The Bank of New York, as Trustee.